                   SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                              CONVERTIBLE SECURITIES TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                                     _                              _
                                    |        ______________________  |
FORMULA:                            |       |                        |
                                    |  /\ n |          ERV           |
                      T  =          |    \  |     -------------      |  - 1
                                    |     \ |           P            |
                                    |      \|                        |
                                    |_                              _|

                     T = AVERAGE ANNUAL TOTAL RETURN
                     n = NUMBER OF YEARS
                   ERV = ENDING REDEEMABLE VALUE
                     P = INITIAL INVESTMENT


                                                                         (A)
  $1,000             ERV AS OF                  NUMBER OF             AVERAGE ANNUAL
INVESTED - P           30-Sep-95                YEARS - n             TOTAL RETURN - T
---------------    -----------------           -----------           ----------------------
   30-Sep-94              $1,086.80                     1                        8.68%

   30-Sep-90              $1,829.00                     5                       12.83%

   31-Oct-85              $2,116.80                  9.91                        7.86%




(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                                     _                              _
                                    |        ______________________  |
FORMULA:                            |       |                        |
                                    |  /\ n |          EV            |
                      t  =          |    \  |     -------------      |  - 1
                                    |     \ |           P            |
                                    |      \|                        |
                                    |_                              _|

                                        EV
                     TR  =          ----------   - 1
                                         P


               t = AVERAGE ANNUAL TOTAL RETURN
                   (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
               n = NUMBER OF YEARS
              EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
               P = INITIAL INVESTMENT
              TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                                (C)                                                (B)
  $1,000              EV AS OF                 TOTAL                 NUMBER OF                   AVERAGE ANNUAL
INVESTED - P           30-Sep-95               RETURN - TR           YEARS - n                      TOTAL RETURN - t
---------------    -----------------           -----------           -----------------           ------------------------
   30-Sep-94              $1,136.80                 13.68%                          1                      13.68%

   30-Sep-90              $1,849.00                 84.90%                          5                      13.08%

   31-Oct-85              $2,116.80                111.68%                       9.91                       7.86%

(D)          GROWTH OF $10,000
(E)          GROWTH OF $50,000
(F)          GROWTH OF $100,000


FORMULA:     G= (TR+1)*P
             G= GROWTH OF INITIAL INVESTMENT
             P= INITIAL INVESTMENT
             TR= TOTAL RETURN SINCE INCEPTION


$10,000            TOTAL                        (D)   GROWTH OF           (E)   GROWTH OF             (F)   GROWTH OF
INVESTED - P       RETURN - TR                 $10,000 INVESTMENT - G    $50,000 INVESTMENT - G      $100,000 INVESTMENT - G
-------------      ------------                ----------------------    ----------------------      -----------------------
   31-Oct-85             111.68                     $21,168                    $105,840                   $211,680

                  SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                        DW CONVERTIBLE SECURITIES TRUST
                          30 day Yield as of 9/30/95



                                        6
         YIELD = 2{ [ ((a-b)/c * d) + 1] -1}



         WHERE:  a = Dividends and interest earned during the period

                 b = Expenses accrued for the period

                 c = The average daily number of shares outstanding
                     during the period that were entitled to receive dividends

                 d = The maximum offering price per share on the last
                     day of the period


                                                                         6
         YIELD = 2{ [(( 1,163,869.29-295,779.32)/15,738,225*11.67)+1] -1}

             =     5.739223%